UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 4, 2018 (August 31, 2018)

 Vista Outdoor Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36597	47-1016855
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

262 N University Avenue Farmington, UT	84025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (801) 447-3000

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on July 9, 2018, Vista Outdoor Inc. ("Vista"), through certain of its subsidiaries (collectively, the “Sellers”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) to sell the legal entities operating its Bollé, Cébé and Serengeti brands (the "Eyewear Entities") to Antelope Brands Bidco Inc., a legal entity controlled by a significant private equity fund based in Europe (collectively, the "Buyers"). A copy of the Stock Purchase Agreement was filed as an exhibit to Vista’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 9, 2018. On August 31, 2018, the Sellers and the Buyers entered into a letter agreement (the “Letter Agreement”), which provides for, among other matters, certain amendments to the Stock Purchase Agreement including additional covenants and indemnities to be provided by the Sellers related to the Buyer’s internal restructuring of the Eyewear Entities that is to occur simultaneously with the closing of the sale.

The foregoing description of the Letter Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Letter Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On August 31, 2018, Vista, through certain of its subsidiaries, completed the sale of the Eyewear Entities to the Buyers, pursuant to the Stock Purchase Agreement, as amended by the Letter Agreement (the "Amended Stock Purchase Agreement").

Under the terms of the Amended Stock Purchase Agreement, the Buyers paid a purchase price of $158 million in cash to the Sellers, subject to customary post-closing working capital and transaction adjustments, to acquire all of the issued and outstanding equity interests of Bolle Inc., Serengeti Eyewear, Inc., and Bushnell Outdoor Products Japan Limited (the "Transaction"). $3 million of the purchase price has been placed in escrow to secure payment of any post-closing adjustments to the purchase price. Vista’s net proceeds from the sale, after certain transaction adjustments and financial advisor fees, were approximately $154 million. $3 million of the purchase price has been placed in escrow to secure payment of any post-closing adjustments to the purchase price. The Buyers and the Sellers also entered into a transition services agreement, pursuant to which transition services will be provided.

Item 7.01.	Regulation FD Disclosure.

On September 4, 2018, Vista issued a press release announcing the closing of the Transaction, a copy of which is furnished as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits
(d)                                 Exhibits.

Exhibit No.	Description
2.1
Letter Agreement, dated as of August 31, 2018, by and among Bushnell Inc., Bushnell Performance Optics Asia Limited, Bolle Inc., Serengeti Eyewear, Inc., Bushnell Outdoor Products Japan Limited, Antelope Brands Bidco Inc., and Vista Outdoor Inc.

99.1	Press release of Vista Outdoor Inc. dated September 4, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA OUTDOOR INC.

By:	/s/ Scott D. Chaplin
Name: Scott D. Chaplin
Title: SVP/Chief Legal, HR &
Compliance Officer/Corporate Secretary

Date:  September 4, 2018